QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.13.1
CONFIDENTIAL TREATMENT REQUESTED
[*] Redacted Information

Amendment No. 2 to
OEM Purchase and License Agreement
between McDATA and EMC

    This Amendment No. 2 (the "Amendment") to the OEM Purchase and License Agreement (the "OEM Agreement") dated May 19, 2000 by and between McDATA Corporation ("McDATA"), 310 Interlocken Parkway, Broomfield, Colorado 80021-3464, and EMC Corporation, 171 South Street, Hopkinton, Massachusetts 01748 ("EMC"), is made this 21th day of June 2001 by and between McDATA and EMC and commences on the date accepted and executed by McDATA ("Effective Date").

    WHEREAS, the parties wish to amend the OEM Agreement so as to 1) define the process for Forecasts, Purchase Orders and Delivery and 2) add new Products and pricing.

Agreement

    NOW THEREFORE, in consideration of the above and the other respective promises of the parties set forth herein, the parties hereto agree as follows:

    1. The following definitions are hereby added to Section 1, Definitions, of the Agreement.

    1.15 "Days" means calendar days unless otherwise noted.

    1.16 "EMC Unique Parts" shall mean parts procured solely for incorporation into EMC Products and not used on other McDATA products and are non-cancelable/non-returnable with the original part manufacturer.

    1.17 "EMC Approved Long Lead-Time Materials" means material listed in Exhibit A-4 which McDATA procures to support EMC's forecast and upside requirements according to Sections 7.1A, 7.3.1A and 7.3.2A.

    1.18 "Original Purchase Order" or "Original PO" means the unamended purchase order issued by EMC Franklin by the [*] and the first unamended purchase orders issued by EMC's manufacturing operations in Cork and Apex in each Calendar quarter.

    2. Section 7 of the OEM Agreement remains in full force and effect for the ED-5000 (also known as the ED-1032) Products listed on Exhibit A, Figure A-1. The following Section 7.0A, Forecasts, Purchase Orders Terms and Conditions and Delivery for Products listed in Exhibit A, Figures A-2 and A-3 is hereby added to the Agreement.

    7.0A FORECASTS, PURCHASE ORDERS, TERMS AND CONDITIONS AND DELIVERY

    7.1A Forecasts. EMC agrees to use [*] to provide McDATA with good faith monthly rolling forecasts for [*] of EMC's estimated Product(s) and Spare(s) purchase requirements. EMC's forecasts are for planning purposes only. EMC is under no obligation to purchase forecasted quantities and if EMC fails to purchase any forecasted quantities, EMC shall have no liability of any kind (except as detailed in this Amendment ) nor incur any penalties or retroactive price increases unless otherwise agreed to by EMC in writing. Accordingly, any commitments to buy are only valid upon EMC's issuance of purchase orders as defined in Section 7.2A below and as detailed in this Agreement. McDATA shall use [*] to establish a supply line that results in sufficient material being available at the beginning of each month to support EMC's monthly forecast and McDATA shall use the efforts set forth in Section 7.3.2A to support the upside supply requirements detailed in Section 7.3.2A of this

Agreement. McDATA shall respond in writing within [*] of receipt of EMC's forecast if it cannot support the requested quantities.

    7.2A Purchase Orders. EMC shall submit a binding, written purchase order for all Product(s) and Spare(s) ordered from McDATA. EMC may transmit purchase orders by facsimile. Purchase orders shall specify EMC's part numbers, Product(s) and/or Spare(s) model numbers, quantity ordered, shipping destination, carrier, and delivery dates, which dates shall be no more than [*] from the date of the purchase order. McDATA shall acknowledge in writing to EMC its receipt of such purchase order within [*] and acceptance or rejection of such purchase order within [*] of McDATA's receipt of each purchase order. For EMC purchase orders for quantities of Product(s) within EMC's forecasts, McDATA shall accept such purchase orders at lead-time, provided such purchase orders comply with the terms of this Agreement. If within [*] from McDATA's receipt of a purchase order EMC does not receive written notice from McDATA rejecting the purchase order and specifying the reasons for such rejection, the purchase order shall be deemed accepted by McDATA. In the event of a conflict between the provisions of this Agreement and the terms and conditions of EMC's purchase order or McDATA's order acknowledgment, the provisions of this Agreement shall prevail. Any additional terms contained in EMC's purchase orders or McDATA's order acknowledgements shall not be binding unless accepted by the other party in writing.

    7.2.1A Make Available Process (EMC Drop Shop Purchase Orders). EMC shall issue blanket purchase orders with scheduled [*] deliveries through lead-time. McDATA will manufacture Products to a semi-finished goods state if actual Final Configuration Releases are less than the purchase order quantity for the [*]. "Final Configuration Release" means the EMC document that specifies the final configuration of Products that McDATA shall ship in fulfillment of purchase orders. The cancellation and reschedule terms detailed in 7.3.3A and 7.3.4A shall apply to purchase order delivery dates. If Final Configuration Releases are less than the purchase order quantities, then McDATA will hold such semi-finished goods inventory until [*]. Prior to the end of each EMC fiscal quarter, EMC shall provide Final Configuration Releases for all Products in McDATA's inventory that were produced per EMC's purchase orders if EMC has not already issued Final Configuration Releases and EMC has not cancelled or rescheduled Products under the terms detailed below.

    The lead-time for Final Configuration Releases on all purchase orders covered under this paragraph 7.2.1A will be [*] from the date EMC's Final Configuration Release is issued. In some cases, EMC may request delivery sooner than the [*] stated herein. In such cases, McDATA will make [*] to support these inside lead-time requests.

    7.2.2A Change Orders to Ship Address. Except as provided above in Section 7.2.1A, EMC reserves the right to submit purchase change orders specifying changes to the ship to address stated on such purchase order. McDATA agrees to receive EMC's purchase change orders specifying changes in ship to address for any Product at any time prior to [*] from scheduled date of shipment, and provided all export documentation which is required to be supplied by EMC is available on a timely basis, McDATA agrees to accommodate such change order. In the event McDATA cannot satisfy any such change order to the ship to address without impacting scheduled delivery, it will apprise EMC of the possibility of delay and of the revised ship date within [*] of its receipt of such purchase change order such that EMC can manage the situation with its customer.

    7.2.3A Late Shipment. In the event EMC has submitted a purchase order for Products or Spares in accordance with the terms hereof, and McDATA fails to ship or ships late such Products or Spares, or partial shipments thereof, EMC may cancel or reschedule such purchase order, or portion thereof, [*].

    7.3A Lead-time, Upside Support Supply, Rescheduling and Cancellation.

    7.3.1A Lead-time. Lead-time for all Purchase Orders covered under this Agreement will be [*]. In some cases, EMC may request delivery sooner than the [*] lead-time stated herein. In such cases,

McDATA will make [*] effort to support these inside lead-time requests and will notify EMC in writing of any pass through expediting costs relating thereto. McDATA shall not proceed with such inside lead time request until the parties mutually agree in writing that EMC will pay for such pass through expediting costs.

    7.3.2A Upside Support Supply. McDATA agrees to manage its supply chain to meet the upside quantity commitment(s) stated below. McDATA will confirm commitment to support upside requirements for EMC within [*] of receipt of EMC's written request for such upside quantities as provided to McDATA by a supporting purchase order or purchase change order stating supplemental upside quantities, delivery dates and reference to the Original Purchase Order.

Number of days prior to Original PO delivery date	McDATA upside quantity commitment
[*] days	[*]
[*] days	[*]
[*] days	[*]
Beyond PO Delivery Date	McDATA agrees to use [*] to support an [*] upside quantity over current forecasted quantities; EMC and McDATA will mutually agree in writing to upside supply commitments at the time of EMC's request

    7.3.3A Rescheduling. EMC shall have the right and ability to reschedule a purchase order an [*] within a quarter as long as the total quantity of each Product stated on the purchase order does not change within the quarter. Reschedules that reduce the quantity of each Product on the purchase order within the current quarter are restricted to the terms documented below.

Request made X days before PO delivery date	Reschedule quantity allowed*
[*] days	[*]
[*] days	[*]

*
If any reschedule results in reductions to the PO quantities for the current quarter, then [*] no later than [*] after the end of the current quarter. Quantities which are rescheduled may not be subsequently cancelled.

    7.3.4A Cancellation. EMC shall have the right to cancel delivery of any purchase order, that has not been rescheduled out of the previous quarter, by payment of the cancellation liability set forth below, without McDATA's consent, provided McDATA receives EMC's written notice prior to shipment. If no such notice is given and received, EMC is liable for the purchase orders.

X days prior to PO delivery date	EMC's liability
[*] days	[*]
[*] days	[*]
[*] days	[*]
[*] days	[*]*
*[*]

Footnote: All material referenced in the cancellation section beyond [*] days is at McDATA's [*] as stated on McDATA's books as of the date of cancellation.

    7.4A Quarterly Material Status Report. Prior to the end of the [*], McDATA shall provide EMC with an update to Exhibit A-4, Material Status Report.

    7.5A Purchase Order Numbers. Purchase order numbers shall be referenced on all correspondence, invoicing, and packing slips relating to each order.

    7.6A Spares.

    7.6.1A Spare Parts Orders. EMC has full responsibility for stocking Spares at levels sufficient to satisfy its Reseller and End User Customer requirements. Prices for Spares shall be those set forth on Figure A-5 of Exhibit A. As outlined in McDATA's Spares, Repair and Upgrade Catalog attached hereto as Figure A-5 of Exhibit A, Spares to support Products currently in production may be ordered from 8:00 to 5:00 MT in two ways: "Normal Spares" and "Emergency Spares". Subject to EMC providing McDATA a forecast for Spares, orders for Normal Spares shall be placed by EMC [*]. In the event EMC submits purchase orders for Normal Spares which are outside the then-current forecast, McDATA agrees to accommodate such changes and ship such Spares [*]. In the event EMC requires a shorter lead-time than [*], McDATA will use [*] to first satisfy such requirement [*]. If McDATA is unable to satisfy the shorter lead-time requirement for such Spares order from [*], McDATA shall satisfy such Spares order with Emergency Spares at prices stated in Figure A-5 of Exhibit A. McDATA shall use [*] to ship order for Emergency Spares within [*] after receipt of order. Spares to support discontinued Products shall be handled in accordance with the provisions of the applicable Product discontinuance notice.

    7.6.2A Other Vendors. Nothing contained herein shall prohibit EMC from purchasing Spares or replacement parts from any other vendor, provided, however, that McDATA shall have no warranty responsibility with respect to such Spares purchased from other vendor. This Agreement does not grant EMC a license to purchase Spares that infringe any of McDATA's patent or other intellectual property rights. Except as to Product failures caused by defective Spares acquired from sources other than McDATA, the purchase and use by EMC of such Spares or expendables (fuses and diskettes) acquired from sources other than McDATA shall not affect McDATA's warranty responsibility for the affected Products.

    7.7A Shipment/Delivery and Export/Import.

    7.7.1A After appropriate export and import licenses are secured by McDATA, each item of Product sold hereunder will be shipped [*]. EMC may specify the type of conveyance and/or carrier for shipment. EMC shall also specify in writing, the location to which the Products are to be shipped.

    7.7.2A As used in this Agreement, shipment and delivery are synonymous. For purposes of this Agreement, shipment and delivery occur upon delivery of Products by McDATA at McDATA's factory to the common carrier specified by EMC.

    7.7.3A McDATA will provide the following information about its Product in writing within [*] of receiving a written request from EMC: i) country of origin; ii) NAFTA preference criteria (if applicable); iii) harmonized scheduled tariff classification number, and iv) export commerce control number ("ECCN"). Upon EMC's request, McDATA, at its expense, will prepare all international shipping documentation, including commercial invoice, NAFTA certificate, Shipper's Letter of Instruction, Shipper's Export Declaration and any other necessary documentation, for any international shipments of Product to be made by or on behalf of EMC, provided the Product can be shipped to the requested destination under a General License, validated license or other license under the U.S. Export Administration Regulations. If a validated or other specific prior license is required under the U.S. Export Administration Regulations, EMC shall, on McDATA's request, provide sufficient information concerning the destination and intended use for McDATA to obtain the export licenses and other export documentation required. McDATA shall not be required to ship any Product to any embargoed countries under the export control regulations of the United States. In addition, McDATA will identify in Exhibit H any countries to which Product may not be exported under any form of license under the

U.S. Export Administration Regulations, and shall update such Exhibit on EMC's request. EMC shall not export or reexport any Product to any such country or countries.

    7.7.4A Time and rate of delivery are of the essence of this Agreement. The delivery dates shall be those specified in each purchase order issued under this Agreement. Deliveries will be considered on time if they are shipped FOB McDATA's Dock no more than [*] earlier or [*] days later than the delivery date specified in the EMC purchase order. If EMC agrees to take partial delivery of any order, each such partial delivery shall be deemed a separate sale

    7.7.5A If McDATA anticipates or becomes aware that it will not supply the Product on the delivery date acknowledged by McDATA, for any reason to include but not be limited to material shortage, process changes, capacity limitations or causes due to common carriers, McDATA shall notify EMC immediately after McDATA has knowledge of the situation. The notification may be communicated by facsimile, telephone, electronic mail or any other method agreed to by the parties, provided that McDATA shall use [*] to obtain EMC's actual acknowledgment of the notice of anticipated delay. McDATA and EMC will jointly develop alternatives to resolve any late delivery of the Product, including use of premium routing. McDATA will develop recovery plans with new committed shipment dates and communicate such plans to EMC [*]of missed shipments and provide written supply line delivery status and updates until resolved. If McDATA is unable to deliver the Product on the acknowledged delivery date, through no fault of EMC, EMC may require McDATA to pay the difference between premium routing rates and standard routing rates. In the event McDATA has an allocation situation, McDATA and EMC will agree on an allocation formula [*].

    3. Section 8 of the Agreement is hereby amended and replaced by the following:

    8. PRODUCTS. McDATA agrees to sell to EMC the Products listed in Figures A-1, A-2 and A-3 of Exhibit A of this Agreement, as it may be amended from time-to-time, at the prices specified in Figures A-1, A-2 and A-3 of Exhibit A, and under the terms specified in this Agreement, as amended from time-to-time. [*]

    4. Section 8.5 of the Agreement is hereby amended and replaced by the following:

    8.5 Product Discontinuance. McDATA reserves the right to discontinue Products by notifying EMC in writing [*] prior to the discontinuance date, subject to a mutually agreed upon end of life plan. Prior to such discontinuance date, EMC may place with McDATA a final, non-cancellable, binding purchase order for such discontinued Product. Such final, non-cancellable, binding purchase order may specify that the requested Products be shipped to EMC or EMC's Customers [*].

    5. Section 1.1 of Exhibit A of the Agreement is hereby amended and replaced by the following:

    1.1 EMC shall purchase Products from McDATA at the prices listed in the attached Figure A-1 (ED1032), A-2 (ED64), and A-3 (Shasta DS16/32).

    6. Exhibit A, Figure A-1, ED5000 (also known as ED-1032) Pricing, and Figure A-2, Fuji Pricing are hereby amended and replaced with the attached Exhibit A, Figure A-1 and Exhibit A, Figure A-2 (deletes EC-1100 Cabinet and adds EC-1200 Cabinet).

    7. The Agreement is hereby amended by adding the attached Exhibit A, Figure A-3, Shasta 16 and Shasta 32 Pricing. Such pricing shall be effective commencing [*].

    8. The Agreement is hereby amended by adding the attached Exhibit A, Figure A-4, EMC Unique Parts and Long Lead-time Items.

    9. The Agreement is hereby amended by adding the attached Exhibit A, Figure A-5, Spares Pricing.

    Except as provided in this Amendment No.2, all other provisions of the Agreement are still in full force and effect. This Amendment No.2 to the OEM Purchase and License Agreement shall not be effective until executed by EMC and accepted by an authorized representative of McDATA.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to OEM Purchase and License Agreement by their duly authorized representatives.

Executed and agreed to:	Executed and agreed to:
McDATA Corporation (McDATA)	EMC Corporation (EMC)
By: /s/ John F. McDonnell	By: /s/ William Monagle
Effective Date: June 21, 2001	Effective Date: June 21, 2001

Figure A-1
Pricing
(Q2 2001)

[*]

Figure A-2

FUJI PRICING 2Q2001

[*]

Figure A-3

SHASTA PRICING 1Q200 and 2Q2001

[*]

EXHIBIT A
Figure A-4

    McDATA will procure materials to support EMC's forecast and upside requirements according to the lead-time associated with each part plus an additional [*] to account for manufacturing time. EMC is responsible for the liabilities associated with such [*]as defined in the Agreement. [*]

    Long-lead time materials are defined as those materials whose lead-times exceed [*]. The following table defines such EMC Approved Long-Lead Time Materials as defined in the Agreement. McDATA will provide [*] with an update [*] prior to the end of the [*] of all such EMC Approved Long-Lead Time Materials.

EXHIBIT A
Figure A-5

[*]

QuickLinks

  Exhibit 10.13.1 CONFIDENTIAL TREATMENT REQUESTED [*] Redacted Information
Amendment No. 2 to OEM Purchase and License Agreement between McDATA and EMC
Agreement
Figure A-1 Pricing (Q2 2001) [*]
Figure A-2
Figure A-3
EXHIBIT A Figure A-4
EXHIBIT A Figure A-5